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                                                                   EXHIBIT 23(a)




                     [PriceWaterhouseCoopers LLP Letterhead]




                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
First Albany Companies Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002 relating to the financial statements, which appears in 2001 Annual Report to Shareholders which is incorporated by reference in First Albany Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 1, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP


May 1, 2002